As filed with the Securities and Exchange Commission on August 29, 2024

Registration No. 333-253920

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 5

to

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

(Exact name of registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s Name into English)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2 Ha-Tidhar St.,

Ra’anana, 4366504 Israel

Tel: +972.4.6230333

(Address and telephone number of registrant’s principal executive offices)

Puglisi & Associates

850 Library Ave., Suite 204

Newark, DE 19711

Tel: (302) 738-6680

(Name, address, and telephone number of agent for service)

Copies to:

Oded Har-Even, Esq. Ron Ben-Bassat, Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, NY 10020 Tel: (212) 660-3000	Reut Alfiah, Adv. Sullivan & Worcester Tel-Aviv (Har-Even & Co.) 28 HaArba’a St. HaArba’a Towers, North Tower, 35th Floor Tel-Aviv, Israel 6473925 T +972.74.758.0480

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE

This Post-Effective Amendment No. 5 on Form F-1, or the Post-Effective Amendment, to the Registration Statement on Form F-1 (Registration No. 333-253920), or the Registration Statement, is being filed by Inspira Technologies Oxy B.H.N. Ltd., or the Registrant, pursuant to its undertaking in the Registration Statement to update and supplement information contained in the Registration Statement, as originally declared effective by the Securities and Exchange Commission, or the SEC, on July 13, 2021.

The Registration Statement originally covered (i) a primary offering, or the Offering, of 2,909,091 units, or Units, each consisting of one of our ordinary shares, no par value, or Ordinary Shares, and one warrant to purchase one Ordinary Share, or each, an IPO Warrant, at an exercise price of $5.50 per share, plus warrants to purchase an additional 436,363 Ordinary Shares purchased pursuant to the underwriters’ overallotment option, or the Overallotment Warrants, and (ii) the offering of warrants to purchase up to 145,455 Ordinary Shares at an exercise price of $6.875 per Ordinary Share that were issued to the representative of the underwriters in the Offering, or the Underwriter Warrants and, together with the IPO Warrants and the Overallotment Warrants, the Warrants. This Post-Effective Amendment is now being filed to: (i) cover the sale of Ordinary Shares issuable from time to time upon exercise of such Warrants that remain unexercised; (ii) incorporate by reference the Company’s annual report on Form 20-F for the fiscal year ended December 31, 2023, as filed with the U.S. Securities and Exchange Commission on March 25, 2024, pursuant to the undertakings in Item 9 of the Registration Statement to include financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering; and (iii) include an updated prospectus related to the offer of ordinary shares that were registered on the Registration Statement.

The information included in this filing updates and supplements the Registration Statement and the prospectus contained or incorporated therein. No additional securities are being registered under this Post-Effective Amendment. Accordingly, this Post-Effective Amendment concerns only the offer and sale of Ordinary Shares as referenced above.

All filing fees payable to the SEC in connection with the registration of these securities were previously paid in connection with the initial filing of the Registration Statement or prior amendments thereto.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the post-effective amendment to the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated August 29, 2024

PROSPECTUS

Inspira Technologies Oxy B.H.N. Ltd.

This prospectus relates to the issuance of up to 3,490,909 ordinary shares, no par value, or the Ordinary Shares, upon the exercise of the following warrants: (1) 2,909,091 warrants to purchase 2,909,091 Ordinary Shares that were issued as part of a public offering, in addition to 436,363 warrants purchased pursuant to the exercise of the underwriters’ overallotment option, which are exercisable at an exercise price of $5.50 per share, and which were exercisable immediately upon issuance and which expire on July 16, 2026, or the IPO Warrants; and (2) 145,455 warrants issued to the representative of the underwriters in the public offering to purchase 145,455 Ordinary Shares, which are exercisable at an exercise price of $6.875 per share, or the Underwriter Warrants, and together with the IPO Warrants, the Warrants.

We refer to the Ordinary Shares, the Warrants, and the Ordinary Shares issued or issuable upon exercise of the Warrants, collectively, as the securities.

Our Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “IINN” and “IINNW,” respectively. On August 26, 2024, the last reported sale price of our Ordinary Shares and IPO Warrants on Nasdaq was $1.14 per share and $0.439 per warrant, respectively.

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and are subject to reduced public company reporting requirements.

AN INVESTMENT IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED “RISK FACTORS” BEGINNING ON PAGE 4.

Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2024

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information that is different. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of securities described in this prospectus. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, as well as information we have previously filed with the Securities and Exchange Commission, or SEC, and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates. We offered to sell our securities, and sought offers to buy our securities, only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our securities.

We are incorporated under the laws of the State of Israel and our registered office and domicile is located in Ra’anana, Israel. Moreover, the majority of our directors and senior management are not residents of the United States, and all or a substantial portion of the assets of such persons are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon us or upon such persons or to enforce against them judgments obtained in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the federal securities laws of the United States. We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. See “Enforceability of Civil Liabilities” for additional information.

For investors outside of the United States: Neither we nor any of the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus.

In this prospectus, “we,” “us,” “our,” the “Company” and “Inspira” refer to Inspira Technologies Oxy B.H.N. Ltd.

All trademarks or trade names referred to in this prospectus are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus are referred to without the ® and ™ symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend the use or display of other companies’ trademarks and trade names to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

OUR COMPANY

This summary highlights information contained in the documents incorporated herein by reference. Before making an investment decision, you should read the entire prospectus, and our other filings with the SEC, including those filings incorporated herein by reference, carefully, including the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”

We are a specialty medical device company engaged in the research, development, manufacturing, and marketing of proprietary life support technology with a vision to supersede traditional mechanical ventilators, or Mechanical Ventilation, which is the standard of care today for the treatment of acute respiratory failure. Although it may be sometimes lifesaving, Mechanical Ventilation is associated with increased risks, costs of care, extended lengths of stay, frequent incidence of infections, ventilator dependence and mortality. Using our state-of-the-art life support technology, our goal is to set a new standard of care and to provide patients with acute respiratory failure an opportunity to maintain spontaneous breathing and avoid the need for intubation, coma and various risks associated with the use of Mechanical Ventilation. As part of our strategy to reach this goal, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners, globally ranked hospitals, medical device companies and distributors both for endorsement and early clinical adoption. We plan to target intensive care units, or ICUs, general medical units, operating theaters, and small urban and rural hospitals, with the goal of making our solutions more accessible to millions of patients worldwide. We expect for these activities to support our strategy plan to reach market penetration and adoption of our life support technology.

We are developing the following products:

The INSPIRATM ART (Gen 2)

The INSPIRA ART device (Augmented Respiratory Technology) (also known as the INSPIRA ART500, ART system or ART), described herein as the INSPIRA ART, INSPIRA ART (Gen2), INSPIRA ART device or INSPIRA ART system, our flagship product, is a life support technology targeting to utilize direct blood oxygenation to boost patient saturation levels within minutes while the patient is awake & spontaneously breathing. It is designed to perform Adaptive Blood Oxygenation, by continuously measuring the patient’s blood parameters in real-time, delivering needed oxygen volume straight into the blood. The aim of our products is to treat patients without the need for Mechanical Ventilation with the potential to reduce associated legacy risks, complications and high costs and potentially allowing for treatment of larger patient populations in and beyond ICU settings. The INSPIRA ART is being designed as a new intent of use for long-term (longer than 6 hours) life support that provides assisted extracorporeal circulation and physiologic gas exchange (oxygenation and CO2 removal) of the patient’s blood in adults with acute respiratory failure, targeting to allow for treatment of patients while they are awake. The INSPIRA ART is being designed to potentially prevent the need for invasive mechanical ventilation, targeting acute respiratory failure patients in ICUs and general medical units. The break-through INSPIRA ART, which is still in development and has not been tested or used on humans and is expected to be submitted to the U.S. Food and Drug Administration, or FDA, for regulatory approval via the pre-market approval application or De Novo regulatory pathways.

The INSPIRATM ART100 (Gen 1)

The INSPIRA ART100 device (previously referred to as the ALICE, Liby or ECLS system), described herein as the INSPIRA ART100 (Gen 1), INSPIRA ART100, or the INSPIRA ART100 device, an advanced form of life support system better known by the medical industry as a cardiopulmonary bypass system, or CPB, is being designed for use in surgical procedures requiring cardiopulmonary bypass for 6 hours or less. The INSPIRA ART100 device was granted FDA 510k clearance in June 2024 and Israeli AMAR approval from the Israeli health ministry in July 2024. The INSPIRA ART100 is designed to be a new generation CPB system with potential advantages to medical device design with ergonomic configuration and intuitive user-centric software and display to increase functionality, as well as a large touchscreen with novel colorful graphical representation that increases the visibility and functionality of data displayed to the medical staff. The INSPIRA ART100 device is being designed to be lightweight and highly durable and will be equipped with long battery life to maximize its portability. The INSPIRA ART100 device, designed as a CPB, shall be indicated for use in surgical procedures requiring cardiopulmonary bypass for 6 hours or less. The device is designed to be versatile, working with certain disposables manufactured by leading market players in the space. The INSPIRA ART100 has not been yet tested on or used by humans.

The HYLATM Blood Sensor

The HYLA blood sensor, described herein as the HYLA or HYLA blood sensor, originally designed as a key and core technology for the INSPIRA ART (Gen 2), is being developed in its first variant (HYLA 1) to be compatible with the INSPIRA ART100 with plans to also be a stand-alone device to be integrated or used in extracorporeal procedures. The HYLA is designed as a non-invasive optical blood sensor designed to perform real-time and continuous blood measurements, to potentially alert physicians of changes in patient’s clinical condition. The HYLA blood sensor is being designed as a clip-on sensor, attached to the outer walls of a blood tube, that may potentially reduce risks, complications, and costs. The HYLA blood sensor may have broad application potential, benefiting patients undergoing procedures such as cardiopulmonary bypass operations, Extracorporeal Membrane Oxygenation, or ECMO and Cardiopulmonary bypass, pending regulatory approvals.

We have a goal to set a new standard of care in various areas of patient care. As part of our strategy to reach these goals, and in parallel to pursuing regulatory approvals, we are actively working to establish collaborations with strategic partners and globally ranked health centers to provide endorsement and clinical adoption for regional deployments of our products and technologies. We plan to target ICUs, general medical units, Operating theaters, and small urban and rural hospitals, with the goal of making our solutions more accessible to millions of patients.

Corporate Information

We are an Israeli corporation based in Ra’anana, Israel and were incorporated in Israel in 2018 under the name Clearx Medical Ltd. On April 10, 2018, our name was changed to Insense Medical Ltd. On July 30, 2020, our name was changed to our current name, Inspira Technologies Oxy B.H.N. Ltd. Our principal executive offices are located at 2 Ha-Tidhar St., Ra’anana, 4366504 Israel. Our telephone number in Israel is 972 996 644 88. Our website address is www.inspira-technologies.com. The information contained on, or that can be accessed through, our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. Our Ordinary Shares and IPO Warrants are listed on the Nasdaq Capital Market, or Nasdaq, under the symbols “IINN” and “IINNW,” respectively.

ABOUT THIS OFFERING

Securities offered by us	Up to 1,640,455 Ordinary Shares issuable upon the exercise of: (i) IPO Warrants consisting of 1,204,091 warrants to purchase 1,204,091 Ordinary Shares, in addition to 436,363 warrants purchased pursuant to the exercise of the underwriters’ overallotment option, which are exercisable at an exercise price of $5.50 per share, and which were exercisable immediately upon issuance and which expire on July 16, 2026; and (ii) Underwriter Warrants consisting of 145,455 warrants issued to the representative of the underwriters in the public offering to purchase 145,455 Ordinary Shares, which are exercisable at an exercise price of $6.875 per shares. The IPO Warrants and the Underwriter Warrants are collectively referred to as the Warrants.

Description of the IPO Warrants	The IPO Warrants have a per share exercise price of $5.50, were exercisable immediately upon issuance and will expire on July 16, 2026.

Description of the Underwriter Warrants	The Underwriter Warrants, which have a per share exercise price of $6.875, were exercisable from January 15, 2022 and expire five years from the effective date of the registration statement of which this prospectus forms a part.

Ordinary Shares outstanding immediately after this offering	20,289,443 if the Warrants are exercised in full.

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $10.0 million if the Warrants are fully exercised.

We intend to use the net proceeds from the exercise of the Warrants for product integration, research and development, including human observational studies, system engineering and other regulatory approval process, business development and marketing activities and implementation of our go-to-market strategy, and working capital and general corporate purposes and next generation product development. See “Use of Proceeds”.

Risk factors	You should read the “Risk Factors” section starting on page 4 of this prospectus and in our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, which is incorporated by reference into this prospectus, for a discussion of factors to consider carefully before deciding to invest in our securities.

Listing	Our Ordinary Shares and IPO Warrants are listed on the Nasdaq under the symbols “IINN” and “IINNW,” respectively. We do not intend to apply for listing of the Underwriter Warrants on any securities exchange or other nationally recognized trading system.

Unless otherwise indicated, the number of ordinary shares outstanding prior to and after this offering is based on 18,503,533 Ordinary Shares outstanding as of August 26, 2024 and excludes the following as of such date:

●	414,352 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.1) to NIS 0.97 (approximately $0.26) per share, 29,400 Ordinary Shares issuable upon the exercise of options to consultants under our equity incentive plan, outstanding as of such date, with an exercise price of $3.08, and 80,000 Ordinary Shares issuable upon the exercise of options to consultants under our equity incentive plan, outstanding as of such date, with an exercise price of $1.002, of which 491,588 were vested as of such date;

●	2,626,840 restricted share units, or RSUs, granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date;

●	206,921 Ordinary Shares reserved for future issuance under our equity incentive plan;

●	277,835 Ordinary Shares issuable upon the exercise of warrants issued in connection with certain equity investment agreements, which we refer to as simple agreements for future equity, or SAFEs;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued in connection with a certain registered direct offering with an exercise price of $1.28;

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued as agent fees in connection with a certain registered direct offering with an exercise price of $1.60;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued as agent fees in connection with a certain registered direct offering with an exercise price of $1.56;

●	220,000 Ordinary Shares issuable upon the exercise of warrants issued to a service provider with an exercise price of $2.25; and

●	1,709,760 Ordinary Shares issuable upon the exercise of pre-funded warrants with an exercise price of $0.001.

RISK FACTORS

Investing in our securities involves significant risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” under Item 3.D. – “Risk Factors” in our most recent annual report on Form 20-F, or any updates in our Reports on Form 6-K, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus, in light of your particular investment objectives and financial circumstances. The risks so described are not the only risks facing us. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition and results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. The discussion of risks includes or refers to forward-looking statements; you should read the explanation of the qualifications and limitations on such forward-looking statements discussed elsewhere in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain information included or incorporated by reference in this prospectus may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws.  Forward-looking statements are often characterized by the use of forward-looking terminology such as “may,” “will,” “expect,” “anticipate,” “estimate,” “continue,” “believe,” “predict,” “should,” “intend,” “project” or other similar words, but are not the only way these statements are identified.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies, statements that contain projections of results of operations or of financial condition, expected capital needs and expenses, statements relating to the research, development, completion and use of our products, and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

●	our expectations regarding the sufficiency of our cash and cash equivalents to fund our operations at present;

●	our ability to advance the development of our products and future potential product candidates;

●	our ability to commercialize our products and future potential product candidates and future sales of our products or any other future potential product candidates;

●	our assessment of the potential of our products and potential product candidates to facilitate the treatment of certain indications;

●	our planned level of capital expenditures and liquidity;

●	our plans to continue to invest in research and development and ability to develop inventions technology for new products;

●	anticipated actions of the FDA, state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to our products or services;

●	the regulatory environment and changes in the health policies and regimes of countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

●	our ability to meet our expectations regarding the commercial supply of our products and future product candidates;

●	our ability to retain key executive members;

●	the global economic environment;

●	the impact of competition and new technologies;

●	general market, political and economic conditions in the countries in which we operate;

●	changes in our strategy; and

●	litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

USE OF PROCEEDS

In the event of full exercise for cash of all of the Warrants that remain outstanding, we expect to receive net proceeds of approximately $10.0 million.

We intend to use the net proceeds from the sale of our securities in this offering for product integration, research and development, including human observational studies, system engineering and other regulatory approval process, business development and marketing activities and implementation of our go-to-market strategy, and working capital and general corporate purposes and next generation product development. However, we have no present binding commitments or agreements to enter into any acquisitions. The amounts and timing of our actual expenditures will depend upon numerous factors, including the progress of our development and commercialization efforts, whether we enter into strategic collaborations or partnerships, and our operating costs and expenditures. Accordingly, our management will have significant flexibility in applying the net proceeds of this offering. Pending application of the net proceeds for the purposes as described above, we may invest the net proceeds in short-term, interest-bearing securities, and U.S. government securities.

capitalization

The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2024:

●	On an actual basis;

●	on a pro-forma basis to give effect to the additional issuance of securities in this offering (assuming the exercise of the Warrants to be issued to investors)..

U.S. dollars in thousands	As of June 30, 2024 Actual	Pro Forma

Cash and cash equivalents	3,550	13,573
Deposits	3,708	3,708
Restricted cash	69	69
Financials liability at fair value	2,009	2,009
Shareholders’ equity (deficit):
Share capital and additional paid in capital	67,104	77,127

Accumulated deficit	(61,761)	(61,671)
Total shareholders’ equity (deficit)	5,343	15,366
Total capitalization	9,422	19,445

The above discussion and table are based on 18,503,533 Ordinary Shares outstanding as of August 26, 2024, and excludes the following as of such date:

●	414,352 Ordinary Shares issuable upon the exercise of options to directors, employees and consultants under our equity incentive plan, outstanding as of such date, with exercise prices ranging between NIS 0.37 (approximately $0.11) to NIS 0.97 (approximately $0.29) per share, 29,400 Ordinary Shares issuable upon the exercise of options to consultants under our equity incentive plan, outstanding as of such date, with exercise price of $3.08 and 80,000 Ordinary Shares issuable upon the exercise of options to consultants under our equity incentive plan, outstanding as of such date, with an exercise price of $1.002 (approximately $0.28). 491,588 of the total options were vested as of such date;

●	2,626,840 RSUs, granted to directors, employees, and consultants under our equity incentive plan, none of which were vested as of such date;

●	206,921 Ordinary Shares reserved for future issuance under our equity incentive plan;

●	277,835 Ordinary Shares issuable upon the exercise of warrants issued in connection with certain SAFEs;

●	3,031,250 Ordinary Shares issuable upon the exercise of warrants issued in connection with a certain registered direct offering in December 2023 with an exercise price of $1.28.;

●	212,188 Ordinary Shares issuable upon the exercise of warrants issued as agent fees in connection with a certain registered direct offering with an exercise price of $1.60;

●	185,591 Ordinary Shares issuable upon the exercise of warrants issued as agent fees in connection with a certain registered direct offering with an exercise price of $1.56;

●	220,000 Ordinary Shares issuable upon the exercise of warrants issued to a service provider with an exercise price of $2.25; and

●	1,709,760 Ordinary Shares issuable upon the exercise of pre-funded warrants with an exercise price of $0.001.

DESCRIPTION OF SHARE CAPITAL

The following description of our share capital and provisions of our articles of association are summaries and do not purport to be complete.

General

As of August 26, 2024, our authorized share capital consisted of 100,000,000 Ordinary Shares, no par value per share, of which 18,503,533 shares were issued and outstanding as of such date and 1,709,760 pre-funded warrants with an exercise price of $0.001. All of our issued and outstanding Ordinary Shares have been validly issued, fully paid and non-assessable. Our Ordinary Shares are not redeemable and are not subject to any preemptive right.

Our registration number with the Israeli Registrar of Companies is 515806495.

Purposes and Objects of the Company

Our purpose is set forth in Article 3(b) of our amended and restated articles of association and includes every lawful purpose.

Ordinary Shares

From the Company’s formation until the completion of its initial public offering in July 2021, we have issued an aggregate of 5,779,328 Ordinary Shares in several private placements and public offerings for aggregate gross proceeds of $27,030,651 (in each case based on the exchange rate of the A$ and U.S. dollar applicable on the day of the closing of the respective transaction), which amount includes the issuance of Ordinary Shares upon the conversion of options, warrants and performance rights.

On October 29, 2021, we issued an aggregate of 1,705,000 Ordinary Shares in connection with public warrants exercise for aggregate gross proceeds of $9,377,500.

On April 4, 2023, we entered into a sales agreement, or the Sales Agreement, with Roth Capital Partners, LLC, or the Sales Agent, pursuant to which we sold an aggregate of 17,566 Ordinary Shares for a total of $26,000. We terminated the Sales Agreement effective October 23, 2023.

On December 26, 2023, we entered into a private placement with an institutional investor providing for the issuance in a registered direct offering of 1,375,000 Ordinary Shares at a purchase price of $1.28 and pre-funded warrants to purchase up to an aggregate of 1,656,250 Ordinary Shares at an exercise of $1.28 per share less $0.001 per pre-funded warrant. The pre-funded warrants were exercisable immediately upon issuance. In addition, pursuant to the purchase agreement, the Company issued warrants to the institutional investor to purchase up to an aggregate of 3,031,250 Ordinary Shares at an exercise price of $1.28 per share.

On April 1, 2024, we entered into a securities purchase agreement with an institutional investor providing for the issuance in a registered direct offering of 1,339,285 Ordinary Shares at a purchase price of $1.232.

On June 14, 2024, we entered into a securities purchase agreement with an institutional investor providing for the issuance in a registered direct offering of 941,541 Ordinary Shares at a purchase price of $1.30 and pre-funded warrants to purchase up to an aggregate of 1,709,760 Ordinary Shares with an exercise price of $1.30 per share less $0.001 per pre-funded warrant. The pre-funded warrants were exercisable immediately upon issuance with an exercise price of $0.001 per pre-funded warrant. The pre-funded warrants have not yet been exercised.

IPO Warrants and Underwriter Warrants

The following summary of certain terms and provisions of the IPO Warrants and Underwriter Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the form of IPO Warrant and form of Underwriter Warrant, which are filed as exhibits to the registration statement of which this prospectus is a part.

The IPO Warrants entitle the registered holder to purchase Ordinary Shares at a price equal to $5.50 per share, subject to adjustment as discussed below, immediately following the issuance of such IPO Warrants and terminating at 5:00 p.m., New York City time, five years after their original issuance.

The exercise price and number of Ordinary Shares issuable upon exercise of the IPO Warrants may be adjusted in certain circumstances, including in the event of a stock dividend or recapitalization, reorganization, merger or consolidation. However, the IPO Warrants will not be adjusted for issuances of Ordinary Shares at prices below its exercise price.

Exercisability. The IPO Warrants are exercisable at any time after their original issuance and at any time up to the date that is five years after their original issuance. The IPO Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the Ordinary Shares underlying the warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of Ordinary Shares purchased upon such exercise. If a registration statement registering the issuance of the Ordinary Shares underlying the IPO Warrants under the Securities Act is not effective or available the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of Ordinary Shares determined according to the formula set forth in the IPO Warrant. No fractional shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of Ordinary Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the IPO Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us.

Exercise Price. The exercise price per whole Ordinary Share purchasable upon exercise of the IPO Warrants is $5.50 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our Ordinary Shares and also upon any distributions of assets, including cash, stock or other property to our stockholders.

Transferability. Subject to applicable laws, the Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. The IPO Warrants are listed on Nasdaq under the symbol “IINNW.”

Warrant Agent. The Warrants were issued in registered form under a warrant agent agreement between VStock Transfer, LLC, as warrant agent, and us. Since that time, the Company retained American Stock Transfer & Trust Company, LLC. The Warrants shall initially be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company, or DTC, and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and generally including any reorganization, recapitalization or reclassification of our Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Ordinary Shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding Ordinary Shares, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction without regard to any limitations on exercised contained in the Warrants.

Rights as a Stockholder. Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of our Ordinary Shares, the holder of a Warrant does not have the rights or privileges of a holder of our Ordinary Shares, including any voting rights, until the holder exercises the Warrant.

Governing Law. The Warrants and the warrant agent agreement are governed by New York law.

Underwriter Warrants

As part of our initial public offering, we issued the Underwriter Warrants to the representative of the underwriters in the Offering. The Underwriter Warrants have an exercise price of $6.875. The Underwriter Warrants are exercisable commencing on January 16, 2022 and expire on July 16, 2026.  The warrants have been deemed compensation by FINRA and are therefore subject to a 6-months lock-up pursuant to Rule 5110 of FINRA. The underwriters (or their permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from effectiveness. The warrants may be exercised as to all, or a lesser number of ordinary shares, and will provide for cashless exercise and will contain provisions for “piggyback” registration rights, for a period of no greater than five (5) years from the effective date of the offering in compliance with FINRA Rule 5110. The Company will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or the Company’s recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of ordinary shares at a price below the warrant exercise price.

The Powers of the Directors

In accordance with the Israeli Companies Law, 5759-1999, or the Companies Law, our Board of Directors directs our policy and supervises the performance of our Chief Executive Officer and his actions. Our Board of Directors may exercise all powers that are not required under the Israeli Companies Law, or under our amended and restated articles of association to be exercised or taken by our shareholders.

Rights Attached to Shares

Subject to the Companies Law and to restrictions set forth in our amended and restated articles of association, our Ordinary Shares confer upon the holders thereof:

●	equal right to attend and to vote at all of our general meetings, whether regular or special, with each Ordinary Share entitling the holder thereof, which attend the meeting and participate at the voting, either in person or by a proxy or by a written ballot, to one vote;

●	equal right to participate in distribution of dividends, if any, whether payable in cash or in bonus shares, in distribution of assets or in any other distribution, on a per share pro rata basis; and

●	equal right to participate, upon our dissolution, in the distribution of our assets legally available for distribution, on a per share pro rata basis.

Election of Directors

Pursuant to our amended and restated articles of association, other than external directors, if any (who shall be elected and serve in strict accordance with the provisions of the Companies Law), our directors are elected at an annual general meeting of our shareholders and serve on the board of directors until the next annual general meeting or until they resign or until they cease to act as board members pursuant to the provisions of our amended and restated articles of association or any applicable law, upon the earlier. Pursuant to our amended and restated articles of association, other than the external directors, for whom special election requirements apply under the Companies Law, the vote required to appoint a director is a simple majority vote of holders of our voting shares, participating and voting at the relevant meeting. In addition, our amended and restated articles of association allow our Board of Directors to appoint directors to fill vacancies and/or as an addition to the Board of Directors (subject to the maximum number of directors) to serve until the next annual general meeting. External directors are elected for an initial term of three years, may be elected for additional terms of three years each under certain circumstances, and may be removed from office pursuant to the terms of the Companies Law.

Annual and Special Meetings

Under the Israeli law, we are required to hold an annual general meeting of our shareholders once every calendar year, at such time and place which shall be determined by our Board of Directors, that must be no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special general meetings. Under Israeli Law, our Board of Directors may call special meetings whenever it sees fit and upon the request of two directors or ¼ of the directors in office, and upon the request of any shareholder or shareholders holding at least five percent (5%) or a higher percent of our voting rights (the “Non Exempted Holding”). However, under a new exemption applicable as of March 12, 2024, the board of directors of an Israeli company whose shares are listed outside of Israel shall convene a special meeting at the request of one or more shareholders holding at least ten percent (10%) of the issued and outstanding share capital instead of five (5%) in the past, and at least one percent (1%) of the voting rights in the company, or one or more shareholders holding at least ten percent (10%) of the voting rights in the company, provided that if the applicable law as applicable to companies incorporated in the country which the Company is listed for trade, establishes a right to demand convening of such a meeting for those holding a percentage of holdings lower than ten percent (10%), then the Non Exempted Holding shall apply.

Subject to the provisions of the Companies Law and the regulations promulgated thereunder, shareholders entitled to participate and vote at general meetings are the shareholders of record on a date to be decided by the board of directors, which may be between four and sixty days prior to the date of the meeting. Resolutions regarding the following matters must be passed at a general meeting of our shareholders:

●	amendments to our amended and restated articles of association;

●	the exercise of our Board of Director’s powers by a general meeting if our Board of Directors is unable to exercise its powers and the exercise of any of its powers is required for our proper management;

●	appointment or termination of our auditors;

●	appointment of directors, including external directors;

●	approval of acts and transactions requiring general meeting approval pursuant to the provisions of the Companies Law (mainly certain related party transactions) and any other applicable law;

●	increases or reductions of our authorized share capital;

●	a merger (as such term is defined in the Companies Law); and

●	liquidation of a company by the court, voluntary liquidation or voluntary liquidation in an expedited procedure.

Notices

The Companies Law requires that notice of any annual or special shareholders meeting be provided at least 14 or 21 days, prior to the meeting, and if the agenda of the meeting includes the appointment or removal of directors, the approval of transactions with office holders or interested or related parties, approval of the company’s general manager to serve as the chairman of the board of directors or an approval of a merger, notice must be provided at least 35 days prior to the meeting.

Quorum

As permitted under the Companies Law, the quorum required for our general meetings consists of at least two shareholders present in person, by proxy, written ballot or voting by means of electronic voting system, who hold or represent between them at least 25% of the total outstanding voting rights. If within half an hour of the time set forth for the general meeting a quorum is not present, the general meeting shall stand adjourned the same day of the following week, at the same hour and in the same place, or to such other date, time and place as prescribed in the notice to the shareholders and in such adjourned meeting, if no quorum is present within half an hour of the time arranged, any number of shareholders participating in the meeting, shall constitute a quorum.

If a special general meeting was summoned following the request of a shareholder, and within half an hour a legal quorum shall not have been formed, the meeting shall be canceled.

Adoption of Resolutions

Our amended and restated articles of association provide that all resolutions of our shareholders require a simple majority vote, unless otherwise required under the Companies Law or our amended and restated articles of association. A shareholder may vote in a general meeting in person, by proxy, by a written ballot.

Changing Rights Attached to Shares

Unless otherwise provided by the terms of the shares and subject to any applicable law, any modification of rights attached to any class of shares must be adopted by the holders of a majority of the shares of that class present a general meeting of the affected class or by a written consent of all the shareholders of the affected class.

The enlargement of an existing class of shares or the issuance of additional shares thereof, shall not be deemed to modify the rights attached to the previously issued shares of such class or of any other class, unless otherwise provided by the terms of the shares.

Limitations on the Right to Own Securities in Our Company

There are no limitations on the right to own our securities.

Provisions Restricting Change in Control of Our Company

There are no specific provisions of our amended and restated articles of association that would have an effect of delaying, deferring or preventing a change in control of our company or that would operate only with respect to a merger, acquisition or corporate restructuring involving us (or our Subsidiary). However, as described below, certain provisions of the Companies Law may have such effect.

The Companies Law includes provisions that allow a merger transaction and requires that each company that is a party to the merger have the transaction approved by its board of directors and, unless certain requirements described under the Companies Law are met, a vote of the majority of shareholders, and, in the case of the target company, also a majority vote of each class of its shares.  For purposes of the shareholder vote of each party, unless a court rules otherwise, the merger will not be deemed approved if shares representing a majority of the voting power present at the shareholders meeting and which are not held by the other party to the merger (or by any person or group of persons acting in concert who holds 25% or more of the voting power or the right to appoint 25% or more of the directors of the other party) vote against the merger. If, however, the merger involves a merger with a company’s own controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is instead subject to the same Special Majority approval that governs all extraordinary transactions with controlling shareholders. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that as a result of the merger the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors. If the transaction would have been approved by the shareholders of a merging company but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the petition of holders of at least 25% of the voting rights of a company. For such petition to be granted, the court must find that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. In addition, a merger may not be completed unless at least (1) 50 days have passed from the time that the requisite proposals for approval of the merger were filed with the Israeli Registrar of Companies by each merging company and (2) 30 days have passed since the merger was approved by the shareholders of each merging company.

The Companies Law also provides that, subject to certain exceptions, an acquisition of shares in an Israeli public company must be made by means of a “special” tender offer if as a result of the acquisition (1) the purchaser would become a controlling shareholder if there is no controlling shareholder in the company or (2) the purchaser would become a holder of 45% or more of the voting rights in the company, unless there is already a holder of more than 45% of the voting rights in the company. These requirements do not apply if, in general, the acquisition (1) was made in a private placement that received shareholders’ approval, subject to certain conditions, (2) was from a controlling shareholder in the company which resulted in the acquirer becoming a controlling shareholder in the company, or (3) was from a holder of more than 45% of the voting rights in the company which resulted in the acquirer becoming a holder of more than 45% of the voting rights in the company. A “special” tender offer must be extended to all shareholders. In general, a “special” tender offer may be consummated only if (1) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (2) the offer is accepted by a majority of the offerees who notified the company of their position in connection with such offer (excluding the offeror, controlling shareholders, holders of 25% or more of the voting rights in the company or anyone on their behalf, or any person having a personal interest in the acceptance of the tender offer). If a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer. However, under a new exemption applicable as of March 12, 2024, the aforesaid limitations do not apply for an Israeli company whose shares are listed outside of Israel, provided that the applicable law as applicable to companies incorporated in the country which the company is listed for trade provide a restriction on the acquisition of control of any proportion of the company or that the acquisition of control of any proportion requires the purchaser to also offer a purchase offer to shareholders from among the public.

If, as a result of an acquisition of shares, the acquirer will hold more than 90% of an Israeli company’s outstanding shares or of certain class of shares, the acquisition must be made by means of a tender offer for all of the outstanding shares, or for all of the outstanding shares of such class, as applicable. In general, if less than 5% of the outstanding shares, or of applicable class, are not tendered in the tender offer and more than half of the offerees who have no personal interest in the offer tendered their shares, all the shares that the acquirer offered to purchase will be transferred to it by operation of law. However, a tender offer will also be accepted if the shareholders who do not accept the offer hold less than 2% of the issued and outstanding share capital of the company or of the applicable class of shares. Any shareholders that was an offeree in such tender offer, whether such shareholder accepted the tender offer or not, may request, by petition to an Israeli court, (i) appraisal rights in connection with a full tender offer, and (ii) that the fair value should be paid as determined by the court, for a period of six months following the acceptance thereof. However, the acquirer is entitled to stipulate, under certain conditions, that tendering shareholders will forfeit such appraisal rights.

Lastly, Israeli tax law treats some acquisitions, such as stock-for-stock exchanges between an Israeli company and a foreign company, less favorably than U.S. tax laws. For example, Israeli tax law may, under certain circumstances, subject a shareholder who exchanges his Ordinary Shares for shares in another corporation to taxation prior to the sale of the shares received in such stock-for-stock swap.

Changes in Our Capital

The general meeting may, by a simple majority vote of the shareholders attending the general meeting:

●	increase our registered share capital by the creation of new shares from the existing class or a new class, as determined by the general meeting;

●	cancel any registered share capital which have not been taken or agreed to be taken by any person;

●	consolidate and divide all or any of our share capital into shares of larger nominal value than our existing shares;

●	subdivide our existing shares or any of them, our share capital or any of it, into shares of smaller nominal value than is fixed; and

●	reduce our share capital and any fund reserved for capital redemption in any manner, and with and subject to any incident authorized, and consent required, by the Companies Law.

LEGAL MATTERS

Certain legal matters concerning this offering will be passed upon for us by Sullivan & Worcester LLP, New York, New York. Certain legal matters with respect to the legality of the issuance of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law will be passed upon for us by Sullivan & Worcester Tel Aviv (Har-Even & Co.), Tel Aviv, Israel.

EXPERTS

The financial statements as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, incorporated by reference into this prospectus and in the registration statement have been so incorporated in reliance on the report of Ziv Haft, a member firm of BDO, an independent registered public accounting firm, which contains an explanatory paragraph describing conditions that raise substantial doubt about the Company’s ability to continue as a going concern, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

EXPENSES

Set forth below is an itemization of the total expenses expected to be incurred in connection with the offer and sale of the Ordinary Shares by us.

Printer fees and expenses	$2,500	*
Legal fees and expenses	$10,000	*
Miscellaneous	$3,000	*
Total	$15,500

*	These amounts were previously paid.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in the registration statement of which this prospectus forms a part, a substantial majority of whom reside outside of the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and a substantial of our directors and officers are located outside of the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

We have been informed by our legal counsel in Israel, Sullivan & Worcester Tel Aviv (Har-Even & Co.), that it may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, if U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that among other things:

●	the judgment is obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

●	the judgment is final and is not subject to any right of appeal;

●	the prevailing law of the foreign state in which the judgment was rendered allows for the enforcement of judgments of Israeli courts. However, the court may enforce a foreign judgment, even without reciprocity, based on the request of the Attorney General, under certain circumstances;

●	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;

●	the liabilities under the judgment are enforceable according to the laws of the State of Israel and the judgment and the enforcement of the civil liabilities set forth in the judgment is not contrary to the law or public policy in Israel nor likely to impair the security or sovereignty of Israel;

●	the judgment was not obtained by fraud, there was reasonable opportunity for the defendant to present their case, the judgment was given by an authorized court to issue it under the applicable international private law rules in Israel, and the judgement does not conflict with any other valid judgments in the same matter between the same parties;

●	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court;

●	the judgment is enforceable according to the laws of Israel and according to the law of the foreign state in which the relief was granted; and

●	enforcement may be denied if it could harm the sovereignty or security of Israel.

If a foreign judgment is declared enforceable by an Israeli court, it generally will be payable in Israeli currency. The conversion to Israeli currency will be based on the latest official exchange rate published by the Bank of Israel before the payment date. However, the obligated party will fulfill its duty by the judgment even if they choose to make the payment in the same foreign currency, subject to the laws governing the foreign currency applicable at that time.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

This prospectus is part of a registration statement on Form F-1 that we filed with the SEC relating to the securities offered by this prospectus, which includes additional information. We have filed with the SEC a registration statement on Form F-1 under the Securities Act relating to this offering of our Ordinary Shares. This prospectus does not contain all of the information contained in the registration statement. The rules and regulations of the SEC allow us to omit certain information from this prospectus that is included in the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the documents summarized, but are not complete descriptions of all terms of these documents. If we filed any of these documents as an exhibit to the registration statement, you may read the document itself for a complete description of its terms.

You may read and copy the registration statement, including the related exhibits and schedules, and any document we file with the SEC without charge at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, DC 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet website that contains reports and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act that are applicable to foreign private issuers, and under those requirements are filing reports with the SEC. Those other reports or other information may be inspected without charge at the locations described above. As a foreign private issuer, we are exempt from the rules under the Exchange Act related to the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we will file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and will submit to the SEC, on Form 6-K, unaudited quarterly financial information.

We maintain a corporate website at www.inspira-technologies.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference. We will post on our website any materials required to be so posted on such website under applicable corporate or securities laws and regulations, including, posting any XBRL interactive financial data required to be filed with the SEC and any notices of general meetings of our shareholders.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed with the SEC. We are incorporating by reference in this prospectus the documents listed below:

●	Our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024;

●	Our Reports on Form 6-K furnished on January 2, 2024 (with respect to the first and second paragraphs and the section titled “Forward-Looking Statements”), January 9, 2024 (with respect to the first and second paragraphs and the section titled “Forward-Looking Statements”), January 30, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), February 8, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), February 14, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements”), February 22, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), February 27, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), March 4, 2024 (with respect to the first, third, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”), March 4, 2024, March 8, 2024, March 12, 2024 (with respect to the first, third and fourth paragraphs and the section titled “Forward-Looking Statements”), March 18, 2024 (with respect to the first, second, fourth and fifth paragraphs and the section titled “Forward-Looking Statements”), April 1, 2024, April 3, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), April 9, 2024, April 10, 2024 (with respect to the first five paragraphs and the section titled “Forward-Looking Statements”), April 17, 2024 (with respect to the first four paragraphs and the section titled “Forward-Looking Statements”), April 25, 2024 (with respect to the first three paragraphs and the section titled “Forward-Looking Statements”), May 2, 2024, May 28, 2024 (with respect to the first paragraph and the section titled “Forward-Looking Statements”), June 13, 2024 (with respect to the first, second and fourth paragraphs and the section titled “Forward-Looking Statements”), June 17, 2024, June 18, 2024, June 20, 2024, July 11, 2024 (with respect to the first paragraph and the section titled “Forward-Looking Statements”); July 30, 2024 (with respect to the first, third, fourth, fifth and sixth paragraphs and the section titled “Forward-Looking Statements”); August 13, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”), August 15, 2024; August 22, 2024 (with respect to the first two paragraphs and the section titled “Forward-Looking Statements”); and August 28, 2024 (with respect to the first paragraph and the sections titled “Future Plans,” “Inspira™ business overview,” and “Forward-Looking Statements”); and

●	The description of our securities contained in Exhibit 2.1 to our Annual Report on Form 20-F for the fiscal year ended December 31, 2023, filed with the SEC on March 25, 2024.

As you read the above documents, you may find inconsistencies in information from one document to another. If you find inconsistencies between the documents and this prospectus, you should rely on the statements made in the most recent document. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes thereto, contained in the documents incorporated by reference herein.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of these filings, at no cost, upon written or oral request to us at the following address: 2 Ha-Tidhar St., Ra’anana, 4366504 Israel, Tel: +972-996-64488; Attention: Chief Financial Officer.

Inspira Technologies Oxy B.H.N. Ltd.

PROSPECTUS

                , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers

Indemnification

The Israeli Companies Law 5759-1999, or the Companies Law, and the Israeli Securities Law, 5728-1968, or the Securities Law, provide that a company may indemnify an office holder against the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:

●	a financial liability imposed on him or her in favor of another person by any judgment concerning an act performed in his or her capacity as an office holder, including a settlement or arbitrator’s award approved by a court;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder (a) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (1) no indictment (as defined in the Companies Law) was filed against such office holder as a result of such investigation or proceeding; and (2) no financial liability as a substitute for the criminal proceeding (as defined in the Companies Law) was imposed upon him or her as a result of such investigation or proceeding, or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; or (b) in connection with a monetary sanction;

●	reasonable litigation expenses, including attorneys’ fees, expended by the office holder or imposed on him or her by a court (1) in proceedings that the company institutes, or that another person institutes on the company’s behalf, against him or her; (2) in a criminal proceeding of which he or she was acquitted; or (3) as a result of a conviction for a crime that does not require proof of criminal intent; and

●	expenses incurred by an office holder in connection with an Administrative Procedure under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees. An “Administrative Procedure” is defined as a procedure pursuant to chapters H3 (Monetary Sanction by the Israeli Securities Authority), H4 (Administrative Enforcement Procedures of the Administrative Enforcement Committee) or I1 (Arrangement to prevent Procedures or Interruption of procedures subject to conditions) to the Securities Law.

The Companies Law also permits a company to undertake in advance to indemnify an office holder, provided that if such indemnification relates to financial liability imposed on him or her, as described above, then the undertaking should be limited and shall detail the following foreseen events and amount or criterion:

●	to events that in the opinion of the board of directors can be foreseen based on the company’s activities at the time that the undertaking to indemnify is made; and

●	in amount or criterion determined by the board of directors, at the time of the giving of such undertaking to indemnify, to be reasonable under the circumstances.

We entered into indemnification agreements with all of our directors and with all members of our senior management. Each such indemnification agreement provides the office holder with indemnification permitted under applicable law and up to a certain amount, and to the extent that these liabilities are not covered by directors and officers insurance.

Exculpation

Under the Companies Law, an Israeli company may not exculpate an office holder from liability for a breach of his or her duty of loyalty, but may exculpate in advance an office holder from his or her liability to the company, in whole or in part, for damages caused to the company as a result of a breach of his or her duty of care (other than in relation to distributions), but only if a provision authorizing such exculpation is included in its articles of association. Our amended and restated articles of association provide that we may exculpate, in whole or in part, any office holder from liability to us for damages caused to the company as a result of a breach of his or her duty of care, but prohibit an exculpation from liability arising from a company’s transaction in which our controlling shareholder or officer has a personal interest. Subject to the aforesaid limitations, under the indemnification agreements, we exculpate and release our office holders from any and all liability to us related to any breach by them of their duty of care to us to the fullest extent permitted by law.

Limitations

The Companies Law provides that the Company may not exculpate or indemnify an office holder nor enter into an insurance contract that would provide coverage for any liability incurred as a result of any of the following: (1) a breach by the office holder of his or her duty of loyalty unless (in the case of indemnity or insurance only, but not exculpation) the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice us; (2) a breach by the office holder of his or her duty of care if the breach was carried out intentionally or recklessly (as opposed to merely negligently); (3) any act or omission committed with the intent to derive an illegal personal benefit; or (4) any fine, monetary sanction, penalty or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee, if the engagement terms are determined in accordance with the company’s compensation policy that was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets or obligations. In addition, under regulations promulgated under the Companies Law, the insurance of office holders of a company in which there is a controlling shareholder who is also an office holder, a board approval is also required, subject to meeting the aforesaid conditions.

Our amended and restated articles of association permit us to exculpate (subject to the aforesaid limitation), indemnify and insure our office holders to the fullest extent permitted or to be permitted by the Companies Law.

Item 9. Exhibits

Exhibit Number	Exhibit Description
3.1**	Amended and Restated Articles of Association of Inspira Technologies Oxy B.H.N. Ltd. (filed as Exhibit 99.1 to Form 6-K (File No. 001-40303) filed on December 20, 2021.
4.1**	Form of Representative’s Warrant (filed as Exhibit 4.1 to form F-1 (File No. 333-253920) filed on July 1, 2021 and incorporated herein by reference).
4.2**	Form of Warrant Agent Agreement (filed as Exhibit 4.2 to form F-1 (File No. 333-253920) filed on July 1, 2021 and incorporated herein by reference).
4.3**	Form of Warrant (filed as Exhibit 4.4 to form F-1 (File No. 333-253920) filed on July 1, 2021 and incorporated herein by reference).
4.4**	Form of Amendment of Warrant Agreement by and between the Company and American Stock Transfer & Trust Company, LLC, dated August 8, 2022 (filed as Exhibit 4.6 to Form 20-F (File No. 001-40303) filed on March 25, 2024 and incorporated herein by reference).
5.1**	Opinion of Sullivan & Worcester Tel Aviv (Har-Even & Co.), Israeli counsel to Inspira Technologies Oxy B.H.N. Ltd
5.2**	Opinion of Sullivan & Worcester LLP, U.S. counsel to Inspira Technologies Oxy B.H.N. Ltd.
23.1*	Consent of Ziv Haft, a member firm of BDO, independent registered public accounting firm.
23.2**	Consent of Sullivan & Worcester Tel Aviv (Har-Even & Co.) (included in Exhibit 5.1)
23.3**	Consent of Sullivan & Worcester (included in Exhibit 5.2)
24.1**	Power of Attorney (included on signature page to the Registration Statement on Form F-1 filed on March 5, 2021).

*	Filed herewith.
**	Previously filed.

Financial Statement Schedules:

All financial statement schedules have been omitted because either they are not required, are not applicable or the information required therein is otherwise set forth in the Company’s financial statements and related notes thereto.

Item 10. Undertakings

(a)	The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and a(l)(iii) do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

A.	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(i)	If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement on Form F-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Ra’anana Israel on August 29, 2024.

INSPIRA TECHNOLOGIES OXY B.H.N. LTD.

By:	/s/ Dagi Ben-Noon
Dagi Ben-Noon
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form F-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Dagi Ben-Noon	Chief Executive Officer and Director	August 29, 2024
Dagi Ben-Noon	(Principal Executive Officer)

/s/ Yafit Tehila	Chief Financial Officer	August 29, 2024
Yafit Tehila	(Principal Financial and Accounting Officer)

/s/ Joe Hayon	President and Director	August 29, 2024
Joe Hayon

*	Chairman of the Board of Directors	August 29, 2024
Prof. Benad Goldwasser

*	Director	August 29, 2024
Tal Parnes

*	Director	August 29, 2024
Lior Amit

*	Director	August 29, 2024
Limor Rozen

*By:	/s/ Dagi Ben-Noon
Dagi Ben-Noon
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, Puglisi & Associates, the duly authorized representative in the United States of Inspira Technologies Oxy B.H.N. Ltd., has signed this registration statement on August 29, 2024.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director